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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 4 to Registration Statement No. 333-70624 of Restoration Hardware, Inc. on Form S-3 of our report dated April 23, 2002, appearing in the Annual Report on Form 10-K of Restoration Hardware, Inc. for the year ended February 2, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California

June 3, 2002